                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to 14a-11(c) or Rule 14a-2

                             BayCorp Holdings, Ltd.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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

                             BAYCORP HOLDINGS, LTD.
                            COCHECO FALLS MILLWORKS
                           100 MAIN STREET, SUITE 201
                        DOVER, NEW HAMPSHIRE 03820-3835

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 5, 1998

To the Stockholders:

     The Annual Meeting of Stockholders of BayCorp Holdings, Ltd. (the "Company") will be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Tuesday, May 5, 1998 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

     2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 9, 1998 will be entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors,

                                          FRANK W. GETMAN JR., Secretary

Dover, New Hampshire
March 24, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             BAYCORP HOLDINGS, LTD.
                            COCHECO FALLS MILLWORKS
                           100 MAIN STREET, SUITE 201
                        DOVER, NEW HAMPSHIRE 03820-3835

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 5, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BayCorp Holdings, Ltd. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 5, 1998 and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

     The Company's Annual Report for the fiscal year ended December 31, 1997 (which consists in principal part of the Company's Annual Report on Form 10-K for such year as filed with the Securities and Exchange Commission (the "Commission")) is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about March 31, 1998. A copy of the Exhibits to the Company's Annual Report on Form 10-K for such year will be furnished to any stockholder upon payment of an appropriate processing fee pursuant to a written request sent to the Secretary, BayCorp Holdings, Ltd., Cocheco Falls Millworks, 100 Main Street, Suite 201, Dover, New Hampshire 03820-3835.

VOTING SECURITIES AND VOTES REQUIRED

     On March 9, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 8,262,748 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Stockholders are entitled to one vote per share.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and "broker non-votes" will be considered as present for quorum purposes but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage or a plurality of the votes cast or shares voting on a matter.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required for the ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year.

BAYCORP HOLDINGS, LTD. AS SUCCESSOR TO GREAT BAY POWER CORPORATION

     As a result of a corporate restructuring that was effective on January 24, 1997 (the "Restructuring Date"), the Company's principal asset is its 100% equity interest in Great Bay Power Corporation ("Great Bay"). Unless the context requires otherwise, references in this Proxy Statement to the Company for events and time periods before the Restructuring Date reflect treatment of the Company as the successor to Great Bay.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of February 27, 1998, regarding the ownership of the Company's Common Stock by (i) the only persons known by the Company to own more than five percent of the outstanding shares,
(ii) all directors and nominees of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

                                                              SHARES OF COMMON        PERCENTAGE OF
                     NAME AND ADDRESS                        STOCK BENEFICIALLY        COMMON STOCK
                    OF BENEFICIAL OWNER                           OWNED(1)            OUTSTANDING(2)
                    -------------------                      ------------------       --------------
5% Stockholders
Group consisting of:
  Leon G. Cooperman,
  Omega Capital Partners, L.P.,
  Omega Institutional Partners, L.P. and
  Omega Advisors, Inc. (the "Omega Group").................      2,710,500(3)              32.2%
  c/o Omega Advisors, Inc.
  Wall Street Plaza
  88 Pine Street
  New York, NY 10005

Group consisting of:
  Elliott Associates, L.P.,
  Westgate International, L.P. and
  Martley International, Inc.
  (the "Elliott Group")....................................      1,987,208(4)              23.6%
  c/o Elliott Associates, L.P.
  712 Fifth Avenue
  36th Floor
  New York, NY 10019

Group consisting of:
  SC Fundamental Fund, L.P.,
  SC Fundamental Inc.,
  SC Fundamental Value BVI, Inc.,
  Gary N. Siegler and
  Peter M. Collery.........................................        940,903(5)              11.2%
  c/o Siegler, Collery & Co.
  10 East 50th Street
  New York, NY 10022

Group consisting of:
  CNA Financial Corp.,
  Continental Insurance Company and
  Loews Corporation........................................        667,842(6)               7.9%
  c/o CNA Financial Corp.
  CNA Plaza
  Chicago, IL 60685

Directors and Executive Officers:
Kenneth A. Buckfire........................................         62,000(7)                 *
Stanley I. Garnett.........................................         20,000(8)                 *
Andrew J. Kurtz............................................         60,000(9)                 *
Charles A. Leeds, Jr.......................................      2,710,500(10)             32.2%
John A. Tillinghast........................................        201,100(11)              2.3%
Frank W. Getman Jr.........................................         80,000(12)                *
All directors and executive officers as a group (6
  individuals).............................................      3,133,600(9)(10)(13)      35.6%

---------------
  * Less than 1% of the total number of outstanding shares of Common Stock of the Company.

 (1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after February 27, 1998.

     Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) Number of shares deemed outstanding includes 8,412,800 shares outstanding as of February 27, 1998, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after February 27, 1998.

 (3) Represents holdings based on information provided to the Company by the indicated stockholders and contained in a Schedule 13D filed by the indicated stockholders with the Commission on February 25, 1997. Leon G. Cooperman reported beneficial ownership of 2,710,500 shares, with sole voting and dispositive power with respect to 2,266,520 of such shares and shared voting and dispositive power with respect to 443,980 of such shares. Omega Capital Partners, L.P. ("Omega Capital") reported beneficial ownership of 1,031,760 shares, with sole voting and dispositive power as to all such shares. Omega Institutional Partners, L.P. ("Omega Institutional") reported beneficial ownership of 76,520 shares, with sole voting and dispositive power as to such shares. Omega Advisors, Inc. ("Omega Advisors") reported beneficial ownership of 1,602,220 shares with sole voting and dispositive power with respect to 1,158,240 of such shares and shared voting and dispositive power with respect to 443,980 of such shares. Mr. Cooperman is the managing partner of each of Omega Capital Partners, L.P. and Omega Institutional Partners, L.P. and is the President of Omega Advisors, Inc. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (4) The information presented herein is as reported in, and based upon, two Form 4s, each filed with the Commission on February 5, 1998, one by Elliott Associates, L.P., a Delaware limited partnership ("Elliott"), and one by Westgate International, L.P., a Cayman Islands limited partnership ("Westgate"). Elliott reported beneficial ownership of 894,209 shares and Westgate reported beneficial ownership of 1,092,999 shares. In a Schedule 13D filed by the indicated stockholders with the Commission on February 17, 1997, Martley International, Inc., a Delaware corporation and investment manager for Westgate ("Martley"), and Westgate reported shared voting and dispositive power with respect to all shares reported as beneficially owned by Westgate. Mr. Paul E. Singer and Braxton Associates, L.P., a New Jersey limited partnership, which is controlled by Mr. Singer, are the general partners of Elliott. Hambledon, Inc., a Cayman Islands corporation, is the sole general partner of Westgate. Martley expressly disclaimed equitable ownership of and pecuniary interest in any Common Stock. The stockholders identified in this note may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

 (5) The information presented herein is as reported in, and based upon, written information provided by the indicated stockholders to the Company as of March 10, 1998 (the "1998 Report"). SC Fundamental Value Fund, L.P. ("Fund") reported beneficial ownership of 601,480 shares. SC Fundamental Value BVI Ltd. ("BVI") reported beneficial ownership of 316,923 shares. SC Fundamental Savings Plan ("Plan") reported beneficial ownership of 15,000 shares. In a Schedule 13D filed by the indicated stockholders with the Commission on July 13, 1995 (the "1995 Schedule 13D") with respect to Great Bay Power Corporation, a wholly-owned subsidiary of the Company, Fund identified its general partner as SC Fundamental Inc. ("SC"). According to the 1995 Schedule 13D, Mr. Siegler is a controlling stockholder, president and a director of SC and BVI and Mr. Peter M. Collery is a controlling stockholder, vice president and a director of SC and BVI. According to the 1998 Report, Mr. Collery has shared investment authority over 7,500 shares held by a student sponsorship partnership. Fund, BVI, Plan, and Messrs. Siegler and Collery disclaimed any and all beneficial ownership with respect to the shares held by the student sponsorship partnership. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

 (6) The information presented herein is as reported in, and based solely upon, a Schedule 13G filed by the indicated stockholders with the Commission on February 13, 1998. Each of the indicated stockholders reported beneficial ownership of all of the 667,842 shares with shared voting and dispositive power with respect to all of these shares. Loews Corporation holds in excess of 84% of the equity of CNA Financial

     Corp., which in turn owns 100% of the equity of Continental Casualty Company, an Illinois domiciled insurance company. Continental Casualty Company is the direct owner of the stock ownership reported. The Schedule 13G states that under Illinois Law, assets owned by Continental Casualty Company are solely under the control of the board of directors of the insurer. The characterization of shared dispositive power with the parent holding company is made solely as a consequence of Commission interpretations regarding control of the subsidiary. CNA Financial Corp. and Loews Corporation disclaim beneficial ownership of all shares held by Continental Casualty Company. The stockholders identified in this note may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

 (7) Includes 60,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

 (8) Consists of 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

 (9) Consists of 60,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan. Excludes the 1,987,208 shares deemed beneficially owned by the Elliott Group. See footnote (4) above. Mr. Kurtz is an analyst and portfolio manager for Stonington Management Corporation, an affiliate of Elliott Associates, L.P. Mr. Kurtz disclaims beneficial ownership of all shares deemed beneficially owned by the Elliott Group.

(10) Includes the 2,710,500 shares deemed beneficially owned by the Omega Group. See footnote (3) above. Mr. Leeds is a general partner of Omega Capital and Omega Institutional. Mr. Leeds disclaims beneficial ownership of all shares deemed beneficially owned by the Omega Group.

(11) Includes 200,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

(12) Consists of 80,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

(13) Includes 400,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

                             ELECTION OF DIRECTORS


     The persons named in the enclosed proxy card (John A. Tillinghast and Frank
W. Getman Jr.) will vote to elect the six nominees named below as Directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. Each nominee is presently serving as a director, except for Mr. Getman, who currently serves as the Company's Chief Operating Officer. Each nominee has consented to being named in this Proxy Statement and to serve if elected.


     Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. If for any reason any nominee should become unavailable for election prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable.


     Set forth below are the name and age of each person nominated to serve on the Company's Board of Directors and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of February 27, 1998, appears under "Security Ownership of Certain Beneficial Owners and Management."


     KENNETH A. BUCKFIRE, age 39, has served as a director of the Company since November 1994. Mr. Buckfire has been a Managing Director at Wasserstein Perella & Co., Inc. since February 1996. Mr. Buckfire served with Lehman Brothers, Inc. from September 1994 to January 1996 as a Senior Vice President of High Yield Banking and from March 1991 to August 1994 as a Vice President of High Yield

Banking. Mr. Buckfire is Chairman of the Board of Directors of WebFacts LLC. Mr. Buckfire holds a B.A. from the University of Michigan and an M.B.A. from Columbia University.

     STANLEY I. GARNETT, age 53, has served as a director of the Company since June 1997. Mr. Garnett has been an Executive Vice President of Florida Progress Corporation, an electric utility, since April 1997. From March 1996 until March 1997, Mr. Garnett was a senior advisor with Putnam, Hayes & Bartlett, an economic and management consulting firm. From September 1981 until December 1995, he was a senior executive at Allegheny Power System, Inc., an electric utility, serving as the company's chief legal officer and CFO from 1990 until December 1995. Mr. Garnett holds a B.A. in Business Administration from Colby College, an M.B.A. from the Wharton Graduate School of Commerce and Finance and a J.D. from New York University School of Law.

     FRANK W. GETMAN JR., age 34, has served as Chief Operating Officer of the Company and its predecessor since September 17, 1996 and Vice President, Secretary and General Counsel of Great Bay since August 1, 1995. From September 1991 to August 1995, Mr. Getman was an attorney with the law firm of Hale and Dorr LLP, Boston, Massachusetts. Mr. Getman holds J.D. and M.B.A. degrees from Boston College and a B.A. in Political Science from Tufts University.

     ANDREW J. KURTZ, age 32, has served as a director of the Company since May 1995. Mr. Kurtz has been an analyst and portfolio manager for Stonington Management Corporation, an affiliate of Elliott Associates, L.P., since July 1994. From August 1992 to July 1994, Mr. Kurtz was an attorney at Weil, Gotshal and Manges in New York. Mr. Kurtz was employed by Chemical Realty Corporation, a division of Chemical Bank, from 1988 to 1989. Mr. Kurtz holds a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and a J.D. from the University of Pennsylvania.

     CHARLES A. LEEDS, JR., age 46, has served as a director of the Company since November 1995. Mr. Leeds has served as the Investment Advisor for Omega Advisors, Inc. since 1991. Mr. Leeds holds a B.A. in Economics from the University of Pennsylvania and an M.B.A. from Columbia University.

     JOHN A. TILLINGHAST, age 70, has served as President, Treasurer and a director of the Company since November 1994 and Chief Executive Officer since April 1995. Since 1987, Mr. Tillinghast has served as President and the sole stockholder of Tillinghast Technology Interests, Inc. ("TILTEC"), a private consulting firm. From 1986 to 1993, Mr. Tillinghast served as Chairman of the Energy Engineering Board of the National Academy of Sciences. He holds an M.S. in Mechanical Engineering from Columbia University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.


     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during 1997, its directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except as follows. Elliott Associates, L.P. ("Elliott") sold 373,600 shares of the Company's Common Stock to Westgate International, L.P. ("Westgate"), an affiliate of Elliott, on December 24, 1997. Each of Elliott and Westgate were late in filing Form 4s with the Commission, which they filed on February 9, 1998. Two of the Company's directors, Kenneth A. Buckfire and Andrew
J. Kurtz, did not timely file Form 4s with the Commission in connection with their receipt on April 29, 1997 of options to purchase 20,000 shares of the Company's Common Stock.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met 14 times (including by telephone conference and by written consent) during 1997. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.


     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's 1996 Stock Option Plan (the "1996 Plan"). The Compensation Committee did not meet in 1997, but met in March 1998 to review and ratify officer compensation for 1997 and establish compensation policies for 1998. The current members of the Compensation Committee are Messrs. Buckfire, Garnett, Kurtz and Leeds.



     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met in March 1998 to review the results of the audit of fiscal year 1997. The current members of the Audit Committee are Messrs. Buckfire, Garnett and Kurtz.


     The Company has no nominating committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Employee directors do not receive any compensation for serving on the Board. Non-employee directors receive $2,500 per quarter, plus reasonable expenses. Non-employee directors are also eligible to receive stock option grants in accordance with a formula specified in the 1996 Plan. Mr. Leeds, a non-employee director of the Company, has waived his rights to all compensation available to non-employee directors, including his right to receive stock options pursuant to the 1996 Plan.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and the Company's other executive officer who was serving as an executive officer on December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION                               AWARDS
                                              --------------------------    OTHER ANNUAL     ------------------
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)(1)   BONUS($)(1)   COMPENSATION($)   OPTIONS/SARS(#)(2)
---------------------------            ----   ------------   -----------   ---------------   ------------------
John A. Tillinghast..................  1997     $130,000       $     0         $                         0
  President and                        1996       95,000             0               0                   0
  Chief Executive Officer              1995       95,000             0               0             200,000

Frank W. Getman Jr...................  1997      100,000        41,163          25,000(3)                0
  Chief Operating Officer              1996      100,000        35,436          25,000(3)           50,000
  and Secretary                        1995(4)    41,667             0               0              75,000

---------------
(1) Amounts shown represent cash compensation earned by the Named Executive Officers for the fiscal years presented.

(2) The option exercise price is equal to the fair market value of the Common Stock on the date of grant. Each executive officer also holds a contingent stock appreciation right relating to his option pursuant to his respective employment agreement. See "Employment Agreements."

(3) Amount shown represents compensation in the form of partial forgiveness of a loan to Mr. Getman. See "Employment Agreements."

(4) Mr. Getman's employment with the Company commenced on August 1, 1995.

     No Option/SAR Grants. The Company did not grant any options or SARs to any of the Named Executive Officers during the fiscal year ended December 31, 1997.

     Option Exercises and Year-End Values. The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1997 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1997:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                 OPTIONS/SARS AT FISCAL      OPTIONS/SARS AT
                                                                     YEAR-END(#)(1)       FISCAL YEAR-END($)(2)
                                    SHARES                       ----------------------   ---------------------
                                  ACQUIRED ON   VALUE REALIZED        EXERCISABLE/            EXERCISABLE/
              NAME                EXERCISE(#)        ($)             UNEXERCISABLE            UNEXERCISABLE
              ----                -----------   --------------   ----------------------   ---------------------
John A. Tillinghast.............       0              0              200,000/0                    $0/$0
Frank W. Getman Jr..............       0              0            80,000/45,000                  $0/$0

---------------
(1) Options granted under the Company's 1996 Stock Option Plan. Each executive officer also holds a contingent stock appreciation right relating to his option pursuant to his respective employment agreement. See "Employment Agreements."

(2) Based on the fair market value of the Common Stock on December 31, 1997 ($6.625).

EMPLOYMENT AGREEMENTS

     Effective October 8, 1996, John A. Tillinghast, the President of the Company, entered into an Employment Agreement with the Company (the "Tillinghast Employment Agreement") pursuant to which Mr. Tillinghast agreed to serve not less than 40 full-time days per quarter in his capacity as the President and Chief Executive Officer of the Company. The termination date of the Tillinghast Employment Agreement is December 31, 1998. The Tillinghast Employment Agreement provides for an annual salary of $130,000. In addition, if during the term of the Tillinghast Employment Agreement, a change of control of the Company occurs (as that term is defined under the agreement), then at that time, the Tillinghast Employment Agreement will terminate and the Company will pay to Mr. Tillinghast a lump sum payment of $130,000. Additionally, the Tillinghast Employment Agreement contains a two-year trailing non-solicitation and noncompetition covenant.

     Effective August 1, 1995 (the "Getman Commencement Date"), Frank W. Getman Jr. commenced employment with the Company and entered into an Employment Agreement (the "Getman Employment Agreement") pursuant to which Mr. Getman agreed to serve as Vice President, General Counsel and Secretary through August 1, 1998. On September 17, 1996, the Company and Mr. Getman amended the Getman Employment Agreement, broadening Mr. Getman's role to include primary authority and responsibility for operational and managerial aspects of the Company. Mr. Getman now serves as the Company's Chief Operating Officer and Secretary. The Getman Employment Agreement provides for an annual salary of $100,000. In addition, the Company loaned Mr. Getman $75,000 at the time he commenced employment, of which $25,000 was forgiven on each of the first and second anniversaries of the Getman Commencement Date. The remaining $25,000 of the principal amount of the loan will be forgiven on the third anniversary of the Getman Commencement Date, so long as Mr. Getman remains employed by the Company on that date. If Mr. Getman's employment is terminated for cause (as defined in the Getman Employment Agreement) or by Mr. Getman, he has agreed to repay to the Company the outstanding principal amount of such loan at such time, less any amounts forgiven by the Company, plus interest accrued on such adjusted principal amount from the Getman Commencement Date at an interest rate of 6% per year.

     If Mr. Getman's employment with the Company terminates in a "Qualifying Termination" in connection with a "Change in Control" (each as defined in the Getman Employment Agreement), (i) Mr. Getman is entitled to receive in cash an amount equal to the greater of the sum of his annual salary from the date of termination until the date of expiration of the Getman Employment Agreement or twice his annual salary (excluding loan forgiveness) at the date of such Change in Control; (ii) the outstanding loan amount, to the extent not forgiven, shall be immediately forgiven; and (iii) all outstanding stock options shall become immediately exercisable. A Qualifying Termination will be treated as having occurred if, prior to the second anniversary of a Change in Control, (i) Mr. Getman's employment is terminated other than for cause or (ii) Mr. Getman voluntarily resigns following, generally, any material impairment or material adverse change in his working conditions, authority, position or compensation as compared with that in effect immediately prior to the Change in Control.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers. The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. Stock options granted under the 1996 Plan are a key component of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     To date, the Company has only two executive officers, both of whom serve pursuant to employment agreements. See "Employment Agreements."

     In October 1996, the Compensation Committee approved a new employment agreement with John A. Tillinghast pursuant to which Mr. Tillinghast agreed to serve as the President and Chief Executive Officer of the Company at an annual salary of $130,000. See "Employment Agreements." The Committee determined Mr. Tillinghast's compensation based on their judgment of Mr. Tillinghast's historical and expected contributions to the Company and the value of his experience and knowledge of the Company's industry.

     In September 1996, the Compensation Committee approved an amendment to the Company's employment agreement with Frank W. Getman Jr., pursuant to which Mr. Getman's role was broadened to include primary authority and responsibility for operational and managerial aspects of the Company. See "Employment Agreements." As in the case of its determination of Mr. Tillinghast's compensation, the Committee sought to further align the interests of Mr. Getman with those of the Company's stockholders. Accordingly, the Compensation Committee approved a grant to Mr. Getman in 1996 of an incentive stock option to purchase 50,000 shares of Common Stock, at an exercise price of $8.00 per share, on which options to purchase 25,000 shares of Common Stock will become exercisable only in the event of a "Change of Control" of the Company (as defined in the Getman Employment Agreement).

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and each of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Based on the compensation awarded to Mr. Tillinghast and Mr. Getman, it does not appear that the Section 162(m) limitation will have any impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          COMPENSATION COMMITTEE

                                          Kenneth A. Buckfire

                                          Stanley I. Garnett

                                          Andrew J. Kurtz
                                          Charles A. Leeds, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Messrs. Buckfire, Kurtz and Leeds. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock and in the case of periods before the Restructuring Date, on the Common Stock of Great Bay Power Corporation, the Company's predecessor and currently a wholly owned subsidiary of the Company, with the cumulative total return for the S&P 500 Stock Index and the Philadelphia Stock Exchange Utility Index. Great Bay's Common Stock was first registered under Section 12 of the Exchange Act on April 17, 1995. This graph assumes the investment of $100 on April 17, 1995 in Great Bay's Common Stock, the S&P 500 Stock Index and UTY Philadelphia Stock Exchange Utility Index and assumes dividends are reinvested. Measurement points are at April 17, 1995, December 31, 1995, December 31, 1996 and December 31, 1997.

                          COMPARATIVE TOTAL RETURNS(1)
             BAYCORP HOLDINGS, LTD.(2), S&P 500, UTY UTILITY INDEX
                     (Performance results through 12/31/97)

                                      [GRAPH]

                                  4/17/95    12/31/95   12/31/96   12/31/97

BayCorp Holdings, Ltd.            $100.00    $114.29    $119.64    $ 94.64
S&P 500                           $100.00    $123.29    $152.36    $203.21
UTY Index                         $100.00    $117.97    $109.03    $131.75

---------------
(1) Assumes $100 invested at the close of trading on April 17, 1995 in the Common Stock of Great Bay Power Corporation (the Company's predecessor and currently a wholly owned subsidiary of the Company), the S&P 500, and the UTY Utility Index. Cumulative total return assumes reinvestment of dividends.

(2) For purposes of this chart, BayCorp Holdings, Ltd. is treated as the successor to Great Bay Power Corporation. Trading of BayCorp Holdings, Ltd. Common Stock commenced on January 28, 1997.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Arthur Andersen LLP, independent public accountants, as accountants of the Company for the fiscal year ending December 31, 1998. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Dover, New Hampshire not later than November 23, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          FRANK W. GETMAN JR., Secretary

March 24, 1998

     THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             BAYCORP HOLDINGS, LTD.

     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 5, 1998
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
             COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE TO
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John A. Tillinghast and Frank W. Getman Jr., each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of BAYCORP HOLDINGS, LTD. (the "Company") to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Tuesday, May 5, 1998, at 10:00 a.m., Eastern Standard Time, and any adjourned session thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal, this proxy will be voted for such proposal. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

[X] PLEASE MARK
    YOUR VOTES AS IN THIS
    EXAMPLE
                                                NOMINEES: Kenneth A. Buckfire
                                                          Stanley I. Garnett
                                                          Frank W. Getman Jr.
                       FOR       WITHHELD                 Andrew J. Kurtz
1.) To elect the                                          Charles A. Leeds, Jr.
    following          [ ]         [ ]                    John A. Tillinghast
    Directors:

For, except withheld from the following nominee(s):


-----------------------------------------------------------

                                                      FOR   AGAINST   ABSTAIN
2.) To ratify the appointment of Arthur Andersen      [ ]     [ ]       [ ]
    LLP as the Company's independent public
    accountants for the current fiscal year.

3.) To transact such other business as may            [ ]     [ ]       [ ]
    properly come before the meeting or any
    adjournment thereof.

                                   Mark box at right if you plan to attend [ ] the meeting

                                   Mark box at right if comments or address [ ] change have been noted on the reverse side of this card


STOCKHOLDER______________________________________________DATE__________________

CO-HOLDER (IF ANY)_______________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.